    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 13, 2000
                                                      REGISTRATION NO. _________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                             FREEREALTIME.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            33-0881720
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                                   ----------
                         3333 MICHELSON DRIVE, SUITE 430
                            IRVINE, CALIFORNIA 92612
           (Address of Principal Executive Offices including Zip Code)
                                   ----------
                              THE FREEREALTIME.COM
                           1999 EQUITY INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)
                                   ----------


            BRAD G. GUNN                                 COPY TO:
CO-CHIEF EXECUTIVE OFFICER, PRESIDENT                 CARY K. HYDEN
           AND FOUNDER                               LATHAM & WATKINS
       FREEREALTIME.COM, INC.             650 TOWN CENTER DRIVE, TWENTIETH FLOOR
   3333 MICHELSON DRIVE, SUITE 430              COSTA MESA, CALIFORNIA 92626
      IRVINE, CALIFORNIA 92612                        (714) 540-1235
          (949) 833-2959

                                   ----------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                   ----------


-----------------------------------------------------------------------------------------
                             CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------
                                                PROPOSED       PROPOSED
                                                MAXIMUM        MAXIMUM
     TITLE OF EACH CLASS            AMOUNT      OFFERING      AGGREGATE       AMOUNT OF
      OF SECURITIES TO              TO BE        PRICE         OFFERING      REGISTRATION
       BE REGISTERED              REGISTERED    PER SHARE(1)    PRICE(1)         FEE
-----------------------------------------------------------------------------------------
Common Stock $ 0.01 par value     2,500,000      $3.52        $8,800,000        $2,325
-----------------------------------------------------------------------------------------


(1) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and is based on the per share weighted average exercise price ($3.52) of previously granted options exercisable for 2,500,000 shares.


       PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE
          REGISTRATION STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE
                                   EXERCISED.
================================================================================



                                  Total Pages 9
                             Exhibit Index on Page 7

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents, which we filed with the Commission, are incorporated by reference into this registration statement:

        (a) Our Registration Statement on Form 10-SB filed with the Commission (File No. 000-27493), together with amendments filed with the Commission on October 19, 1999, November 23, 1999, and November 29, 1999 ("Form 10-SB");

        (b)     The description of our Common Stock contained in our Form 10-SB;

        (c) Our Annual Report on Form 10-KSB filed with the Commission on June 29, 2000 (File No. 000-27493);

        (d) Our Quarterly Report on Form 10-Q filed with the Commission on August 14, 2000 (File No. 000-27493); and

        (e) Our Current Reports on Form 8-K filed with the Commission on August 30, 2000 (File No. 000-27493) and September 1, 2000 (File No. 000-27493).

        In addition, all documents which we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation of the Company provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

        Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The Certificate of Incorporation of the Company provides for indemnification of such persons to the fullest extent allowed by applicable law.

        The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable.

ITEM 8. EXHIBITS.

        See Index to Exhibits on Page 7.

ITEM 9. UNDERTAKINGS.

        (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to;

                (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) Include any additional or changed material information on the plan of distribution;

                        provided, however, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities being that remain unsold at the end of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant, Freerealtime.com, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 13th day of October, 2000.

                                       Freerealtime.com, Inc.


                                       By: /s/ Brad G. Gunn
                                          --------------------------------------
                                          Brad G. Gunn, President and Co-Chief
                                          Executive Officer



                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints Brad G. Gunn as attorney-in-fact and agent with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as of October 13th, 2000.

Signature                     Title
---------                     -----
/s/ Brad G. Gunn              President, Co-Chief Executive Officer and Director
-------------------------     (Principal Executive Officer)
Brad G. Gunn

/s/ Michael Neufeld           Chief Financial Officer
-------------------------     (Principal Financial and Accounting Officer)
Michael Neufeld

                              Chairman of the Board
/s/ Geoffrey Moore
-------------------------
Geoffrey Moore
                              Director
/s/ Scott Brown
-------------------------
Scott Brown
                              Director
/s/ Ari Engelberg
-------------------------
Ari Engelberg
                              Director
/s/ David Gale
------------------------
David Gale

                              Director

/s/ Stephen N. Livingston
-------------------------
Stephen N. Livingston
                              Director
/s/ Marcus Robins
-------------------------
Marcus Robins
                              Director
/s Byron Roth
-------------------------
Byron Roth
                              Director
/s/ Ronald Woods
-------------------------
Ronald (Clancy) Woods
                              Director
/s/ Jonathan Mork
-------------------------
Jonathan Mork
                              Director
/s/ Robert Werle
-------------------------
Robert Werle

                                INDEX TO EXHIBITS

EXHIBIT                                                                                PAGE
-------                                                                                ----
 5.1        Opinion of General Counsel of Registrant                                    8
23.1        Consent of General Counsel of Registrant (included in Exhibit 5.1)          8
23.2        Consent of KPMG LLP, Independent Auditors                                   9
24          Power of Attorney (included in the signature page to this                   5
            Registration Statement)

----------